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                                                                     EXHIBIT 5.1

                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]

                                  July 15, 1997

Incyte Pharmaceuticals, Inc.
3174 Porter Drive
Palo Alto, CA 94304

      Re:   Registration Statement on Form S-8

Gentlemen:

      With reference to the Registration Statement on Form S-8 to be filed by Incyte Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 400,000 shares of the Company's Common Stock issuable pursuant to the Company's 1991 Stock Plan (the "1991 Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 1991 Plan, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,

                                   /s/ PILLSBURY MADISON & SUTRO LLP


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